SMITH BARNEY INVESTMENT FUNDS INC.  PRIVATE
 PRIVATE  CODE OF ETHICS tc  \l 1 "CODE OF ETHICS"



	Statement of Principles

	The following principles are intended to guide in the applicability of this Code of Ethics:

	1.	In matters relating to an investment
company, persons covered by this Code
shall at all times place the interests of the shareholders first;

	2.	All securities transactions effected for
the benefit of a person covered by this
Code shall adhere to the requirements of this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility and;

	3.	Any person associated with an investment
company shall not take inappropriate
advantage of their position with respect to such investment company.


I.	Applicability

	This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of the above-named registered investment company (the
"Fund") and each investment portfolio comprising such investment company (each a "Portfolio"), Travelers
Group Inc. ("Travelers") and any subsidiary of Travelers which acts as an investment adviser to the Fund (a "Covered Subsidiary") (the Fund, each
Portfolio, Travelers and Covered Subsidiaries collectively referred to as "Covered Companies"). For purposes of the Code, "Covered Person" shall mean:

	(A)	Any director, officer or employee of a
Covered Company who in the ordinary course of his business makes, participates in or obtains information regarding the purchase or sale of securities for the Fund (or any of its Portfolios) or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to any such Fund or Portfolio regarding the purchase or sale of securities (an "Advisory Person");

	(B)	Any director or officer of the Fund,
regardless of whether such director or
officer is an Advisory Person; and

	(C)	Any natural person in a control
relationship to the Fund who obtains
information concerning recommendations
made to the Fund with regard to the
purchase or sale of a security.

	For purposes of this Article I, a person shall not be deemed to be an Advisory Person or a Covered
Person simply by virtue of (i) normally assisting in the preparation of public reports, but not receiving information about current recommendations or trading;
or (ii) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.



II.	Prohibitions

	The term "security" shall include all
instruments in which the Fund (or its Portfolios) ordinarily invests except securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.
The prohibitions described in this Article II shall not apply to any person who is a Covered Person with respect to the Fund by virtue of being a director of such Fund, but who is not an "interested person" (as defined in the Investment Company Act of 1940) (a "non-interested director").

	(A)	No Covered Person shall purchase or sell,
directly or indirectly, any security or
write an option for a security without
first obtaining approval for such purchase or sale from a supervisor or compliance officer designated by Travelers or the Fund, whichever is more appropriate under the circumstances (the "Compliance
Coordinator"). In order to evidence this pre-approval, the Covered Person must complete a form (a copy of which is attached hereto) describing the transaction and submit the form to the Compliance Coordinator for approval.
Included on such form shall be a
description of all factors relevant to a conflict of interest analysis. An approved copy of the form will be maintained by the Compliance Coordinator.

	(B)	A Covered Person may not effect
transactions involving securities in which the Fund is effecting transactions, for a period of one business day before or after the Fund's transaction. In the event such a transaction occurs, it will be unwound and the Covered Person will be obligated to disgorge any resulting profit.

	(C)	A Covered Person who is a portfolio
manager of the Fund may not effect
transactions involving a security or a
related security in which the Portfolio he or she manages is effecting transactions for a period of seven calendar days before and after the date of the Portfolio's transaction. In the event such a transaction occurs, it will be unwound and the portfolio manager will be obligated to absorb any resulting loss and disgorge any resulting profit.

(D) Securities purchased by Covered Persons must be for investment purposes rather than for the generation of short-term profits. Consequently, securities purchased must be held for at least 60 days, calculated on a First In, First Out
("FIFO") basis.  Covered Persons must
obtain prior approval from the supervisory person designated by Travelers or the Fund, whichever is more appropriate under the circumstances (the "Designated
Supervisory Person") for the sale of a
security before the required 60-day
holding period and, to the extent that any pre-approved sale results in profits, those profits must be disgorged.

(E) Day trading by Covered Persons is
prohibited.

(F) Investments by Covered Persons in private placement offerings are prohibited unless first approved by the Designated
Supervisory Person.

(G) The purchase of new issues of corporate securities (including initial public offerings and hot issue syndicate offerings) on the offering are prohibited.
 (New issues of municipal debt securities may be purchased subject to the other requirements of this Code (e.g., preclearance)). This provision is not intended to prohibit a Covered Person from purchasing shares issued by a bank or insurance company as a result of demutualization, if the Covered Person is entitled to purchase shares by virtue of being a depositor or policyholder.

(H) Covered Persons may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this Code, including blackout periods and the 60-day holding period. The 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60-days.

(I) Directorships by Covered Persons in any company other than a Covered Company (or companies related to civic, religious or charitable activities) are prohibited unless first approved by the Designated
Supervisory Person.  Directorships on
condominium/residential co-op boards are permitted without prior approval.

(J) No Covered Person shall recommend any securities transaction by the Fund without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

	(1)	his direct or indirect beneficial
ownership of any securities of such
issuer;

	(2)	any contemplated transaction by such
person in such securities;

	(3)	any position with such issuer or its
affiliates;

	(4)	any present or proposed business
relationship between such issuer or
its affiliates and such person or
any party in which such person has a
significant interest; and

(5) any factors about the transaction
that are potentially relevant to a
conflict of interest analysis.

	(K)	No Covered Person shall accept any gift of
more than de minimis value from any person or entity that does business with or on behalf of the Fund (or any of its Portfolios).


III. Exceptions

(A) Article II, Sections (B), (C) and (J)
(blackouts and conflicts) shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $3 billion and is listed on a U.S. stock exchange or NASDAQ.
 Preapproval is still required.

(B) Other exceptions to Article II will be granted only in rare circumstances, and then only with the written approval of the Designated Supervisory Person(s).
Exceptions may be granted only when the
Designated Supervisory Person(s) believes that the potential for conflict is remote.
Copies of all written approvals will be
maintained and will describe the
circumstances surrounding and the
justification for granting the exception.
 The Fund's Board of Directors will be
notified at least annually regarding any exceptions that have been granted pursuant to this provision.


IV. Exempt Transactions

	The prohibitions described in Article II shall not apply to:

(A)	Purchases or sales effected in any account
over which the Covered Person has no
direct or indirect influence or control.
This exemption includes fully
discretionary managed accounts if (i) the Covered Person receives permission from the Designated Supervisory Person, and
(ii) there is no communication between the Covered Person and the manager with regard to investment decisions prior to execution;

(B)	Purchases or sales that are non-volitional
on the part of the Covered Person;

(C)	Purchases that are part of an automatic
dividend reinvestment plan; and

(D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.


V. Reporting

(A)	In addition to the pre-approval forms
required under Article II, every Covered
Person must report certain information
about each transaction by which the
Covered Person acquired any direct or
indirect beneficial ownership of a
security as defined above, provided,
however, that:

		(1)	A Covered Person shall not be
required to make a report with
respect to any transaction effected
for any account over which such
person does not have any direct or
indirect influence or control; and

		(2)	A non-interested director of the
Fund shall be required to report a
transaction only if he or she, at
the time of that transaction, knew,
or in the ordinary course of
fulfilling his or her official
duties as a director of the Fund
should have known, that during the
15-day period immediately preceding
or after the date of the transaction
by such person, the security such
person purchased or sold is or was
purchased or sold by the Fund or was
being considered for purchase or
sale by the Fund or its investment
adviser.

(B)	A Covered Person must submit the report
required by this Article V to the
Compliance Coordinator no later than 10
days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report may be satisfied by the submission of a brokerage account statement or by a report containing substantially equivalent information if available by the 10th day after the end of the calendar quarter. A report must contain the following information:

(1)	The date of the transaction, the
title and the number of shares, and
the principal amount of each
security involved;

(2)	The nature of the transaction (i.e.,
purchase, sale or other acquisition
or disposition);

(3)	The price at which the transaction
was effected; and

(4)	The name of the broker, dealer or
bank with or through whom the
transaction was effected.

(C)	Copies of all monthly brokerage account
statements and transaction confirmation
statements or a report containing
substantially equivalent information of
Covered Persons, other than non-interested directors, must be sent to and retained by, the Compliance Coordinator. Such monthly statements, transaction confirmations and/or reports will be reviewed by the Compliance Coordinator to ensure all required pre-approvals were obtained and the accuracy of the information given in the quarterly reports required by this Article V.

(D)	All Covered Persons, other than non-
interested directors, upon becoming a
Covered Person as defined in this Code,
shall certify that they have:

(1)	Received a copy of the Code.

(2)	Read and understand the provisions
of the Code; and

(3)	Agreed to serve the Fund (and its
Portfolios) in accordance with the
terms of the Code.

	(E)	All Covered Persons, other than non-
interested directors, are required to
annually certify that they have:

(1)	Read and understand this Code;

(2)	Complied with the principles of the
Code; and

(3)	Disclosed or reported all personal
securities transactions which are
required by the Code to be disclosed
or reported.

	Any report submitted to comply with the
requirements of this Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.


VI. Sanctions

	Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the Fund may impose on that person whatever sanctions the Board deems appropriate.


VII. Confidentiality

	All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange
Commission or any other regulatory or self-regulating organization to the extent required by law or regulation.


VIII. Other Laws, Rules and Statements of Policy

	Nothing contained in this Code shall be
interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by Travelers and its subsidiaries.


IX. Further Information

	If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transactions or transactions he or she should consult the Compliance
Coordinator.


	EXHIBIT A


Explanation of Beneficial Ownership

	You are considered to have "beneficial
ownership" of securities if you have or share a direct or indirect "pecuniary interest" in the securities.

	You have a "pecuniary interest" in securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

	The following are examples of an indirect pecuniary interest in securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these securities will not provide you with any economic benefit.

 "Immediate family" means any child,
stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in securities held by a general or limited partnership.

3. Your interest as a manager-member in the securities held by a limited liability company.

	You do not have an indirect pecuniary interest in securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the securities held by the entity.

	The following circumstances constitute
beneficial ownership by you of securities held by a trust:

1. Your ownership of securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2. Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of "beneficial ownership." For purposes of the attached
Code, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.









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